Exhibit 4.1
Execution Version
SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of July 1, 2022, among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under each of the Indentures referred to below and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under each of the Indentures referred to below (the “Trustee”).
WITNESSETH:
WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee (i) an indenture, dated as of March 14, 2017 (as it may have been heretofore amended or supplemented, the “2017 Indenture”), providing for the issuance of the Issuers’ 5.75% Senior Notes due 2025 (the “2025 Notes”), (ii) an indenture, dated as of April 15, 2019 (as it may have been heretofore amended or supplemented, the “2019 Indenture”), providing for the issuance of the Issuers’ 5.625% Senior Notes due 2027 (the “2027 Notes”), and (iii) an indenture, dated as of January 21, 2021 (as it may have been heretofore amended or supplemented, the “2021 Indenture” and together with the 2017 Indenture and the 2019 Indenture, the “Indentures”), providing for the issuance of the Issuers’ 6.00% Senior Notes due 2029 (the “2029 Notes” and, together with the 2025 Notes and the 2027 Notes, the “Notes”);
WHEREAS, Section 10.05 of each Indenture provides that the Note Guarantee of a Guarantor will be automatically released in connection with any sale, transfer or other disposition of Capital Stock of a Guarantor after which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale, transfer or other disposition does not violate Section 4.10 of such Indenture;
WHEREAS, pursuant to the transactions contemplated by that certain Purchase and Sale Agreement by and between the Company and EnLink Midstream Operating, LP, dated May 19, 2022, the Capital Stock of Crestwood Gas Services Operating LLC, a Delaware limited liability company (“Crestwood Gas”), and its wholly owned subsidiaries, Crestwood Gas Services Operating GP LLC, a Delaware limited liability company (“Crestwood Gas GP”), Cowtown Gas Processing Partners L.P., a Texas limited partnership (“Cowtown Gas Processing”), and Cowtown Pipeline Partners L.P., a Texas limited partnership (“Cowtown Pipeline” and together with Crestwood Gas, Crestwood Gas GP and Cowtown Gas Processing, the “Barnett Entities”), were sold in a manner that did not violate Section 4.10 of each Indenture, and after which the Barnett Entities were no longer Restricted Subsidiaries of the Company;
WHEREAS, pursuant to Section 9.01(9) of each of the Indentures, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture, without the consent of any Holder of any of the Notes, to acknowledge the release of any Guarantor from its Note Guarantee.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the respective Indenture.

2.RELEASE OF NOTE GUARANTEES. In sole reliance on the Officer’s Certificate and the Opinion of Counsel delivered to the Trustee on the date hereof, the Trustee acknowledges that each of the Barnett Entities is unconditionally released from its Note Guarantee, and accordingly, that each of the Barnett Entities is no longer a party to the Indentures.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.RATIFICATION OF EACH INDENTURE; SUPPLEMENTAL INDENTURE PART OF EACH INDENTURE. Except as expressly amended hereby, each Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of each Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
7.EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.
8.SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
9.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its general partner
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

GUARANTORS:
ARROW MIDSTREAM HOLDINGS, LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD ENERGY SERVICES LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD OPERATIONS LLC
CRESTWOOD PIPELINE LLC
ROUGH RIDER OPERATING LLC
ROUGH RIDER MIDSTREAM SERVICES LLC
CRESTWOOD SENDERO GP LLC

By: Crestwood Midstream Partners LP, its Sole Member

By: Crestwood Midstream GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

ARROW FIELD SERVICES, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE LOGISTICS LLC
FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICE INC.

By: Crestwood Services LLC, its Sole Shareholder

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By: Crestwood Services LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

CRESTWOOD SERVICES LLC

By: Crestwood Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC
BIGHORN DEVCO LLC
BOBCAT DEVCO LLC
PANTHER DEVCO LLC

By: Rough Rider Operating LLC, its Managing Member
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Alejandro Hoyos
Name:    Alejandro Hoyos
Title:    Vice President
Signature Page to Supplemental Indenture